Exhibit 99.1

List of Company subsidiaries that are
parties to the Asset Purchase Agreement

Fleetwood Retail Corp.
Expression Homes Corporation
Fleetwood Retail Investment Corp.
Fleetwood Retail Corp. of Alabama
Fleetwood Retail Corp. of Arizona
Fleetwood Retail Corp. of Arkansas
Fleetwood Retail Corp. of California
Fleetwood Retail Corp. of Colorado
Fleetwood Retail Corp. of Florida
Fleetwood Retail Corp. of Georgia
Fleetwood Retail Corp. of Idaho
Fleetwood Retail Corp. of Illinois
Fleetwood Retail Corp. of Kansas
Fleetwood Retail Corp. of Kentucky
Fleetwood Retail Corp. of Louisiana
Fleetwood Retail Corp. of Michigan
Fleetwood Retail Corp. of Mississippi
Fleetwood Retail Corporation of Missouri
Fleetwood Home Centers of Nevada, Inc.
Fleetwood Retail Corp. of New Mexico
Fleetwood Retail Corp. of North Carolina
Fleetwood Retail Corp. of Ohio
Fleetwood Retail Corp. of Oklahoma
Fleetwood Retail Corp. of Oregon
Fleetwood Retail Corp. of South Carolina
Fleetwood Retail Corp. of Tennessee
Fleetwood Home Centers of Texas, Inc.
Fleetwood Retail Corp. of Virginia
Fleetwood Retail Corp. of Washington
Fleetwood Retail Corp. of West Virginia